NEWS RELEASE

For immediate release

Navient statement on schedule 13D filing by Canyon Capital Advisors

WILMINGTON, Del., April 4, 2018— Navient (Nasdaq: NAVI), a leading asset management and business processing services company, today received a notice of Schedule 13D filing by Canyon Capital Advisors and released the following statement:

Navient values Canyon’s investment and interest in our company. We regularly have discussions with shareholders, and will engage with Canyon to discuss potential board nominees and to continue to learn more about their ideas toward our common goal of enhancing shareholder value.

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About Navient
Navient (Nasdaq: NAVI) is a leading provider of asset management and business processing solutions for education, healthcare and government clients at the federal, state and local levels. The company helps its clients and millions of Americans achieve financial success through services and support. Headquartered in Wilmington, Delaware, Navient employs team members in western New York, northeastern Pennsylvania, Indiana, Tennessee, Texas, Virginia, Wisconsin and other locations. Learn more at navient.com.

Contact:

Media: Patricia Nash Christel, 302-283-4076, patricia.christel@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

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